As filed with the Securities and Exchange Commission on November 16, 2005
     Registration No. 333-54946

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT TO
FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

JABIL CIRCUIT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	38-1886260 (I.R.S. Employer Identification No.)

10560 Dr. Martin Luther King Street North St. Petersburg, Florida (Address of Principal Executive Office)	33716 (Zip Code)
JABIL CIRCUIT, INC.
STOCK AWARD PLAN
(Full title of the plan)

Robert L. Paver, Esq.
Secretary and General Counsel
Jabil Circuit, Inc.
10560 Dr. Martin Luther King Street North
St. Petersburg, Florida 33716
(Name and address of agent for service)
(727) 577-9749
(Telephone number, including area code, of agent for service)
Copies of all communications to:
Chester E. Bacheller, Esq.
Holland & Knight LLP
400 North Ashley Drive, Suite 2300
Tampa, Florida 33602
Phone: (813) 227-6431
Fax: (813) 229-0134

DEREGISTRATION OF SECURITIES
     The purpose of this Post-Effective Amendment to Registration Statement on Form S-8 (Registration No. 333-54946) is to deregister 88,350 shares of Jabil Circuit, Inc. common stock, par value $0.001 per share (the “Common Stock”), registered for issuance pursuant to the Jabil Circuit, Inc. Stock Award Plan (the “Plan”). As of October 31, 2005, 88,350 shares of Common Stock previously registered under the Registration Statement on Form S-8 had not been issued under the Plan. All shares of Common Stock that remain unissued under the Plan are hereby deregistered.
     ITEM 8. EXHIBITS.
     24.1      Power of Attorney of certain officers and directors of the Registrant.(1)

(1)	Included on the signature page to the Registrant’s Form S-8 (File No. 333-54946) filed February 5, 2001.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Jabil Circuit, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on November 10, 2005.

JABIL CIRCUIT, INC.
By:	/s/ Forbes I.J. Alexander
Forbes I.J. Alexander, Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

By:	*	Chairman of the Board of Directors	November 15, 2005

William D. Morean

By:	*	Vice Chairman of the Board of Directors	November 15, 2005

Thomas A. Sansone

By:		Chief Executive Officer (Principal
	*	Executive Officer)	November 15, 2005

Timothy L. Main

Chief Financial Officer (Principal
By:	/s/ Forbes I.J. Alexander	Financial and Accounting Officer)	November 10, 2005

Forbes I.J. Alexander

By:	/s/ Laurence S. Grafstein	Director	November 2, 2005

Laurence S. Grafstein

By:	*	Director	November 15, 2005

Mel S. Lavitt

By:	*	Director	November 15, 2005

Lawrence J. Murphy

By:	*	Director	November 15, 2005

Steven A. Raymund

By:	*	Director	November 15, 2005

Frank A. Newman

By:	/s/ Kathleen A. Walters	Director	November 4, 2005

Kathleen A. Walters

*By:	/s/ Robert L. Paver		November 15, 2005

Robert L. Paver
Attorney-in-Fact

INDEX OF EXHIBITS
     24.1      Power of Attorney of certain officers and directors of the Registrant.(1)

(1)	Included on the signature page to the Registrant’s Form S-8 (File No. 333-54946) filed February 5, 2001.